As filed with the Securities and Exchange Commission on February 3, 2010 Registration No. 333- 141734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Form SB-2 on

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

China Pharma Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	73-1564807	2834

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

2nd Floor, No. 17, Jinpan Road, Haikou,

Hainan Province, China  570216

 0086-898-66811730

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Zhilin Li
President and Chief Executive Officer
2nd Floor, No. 17, Jinpan Road, Haikou,
Hainan Province, China 570216
0086-898-66811730

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

With a copy to:

Charles Law, Esq.

King & Wood LLP

125 S. Market Street, Suite 1175,

San Jose, CA 95113

Telephone: 1408-947-1960; 0086-10-58785023

Facsimile: 0086-10-58785566

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

The Registrant hereby files this post-effective amendment number one to its Registration Statement on Form SB-2 (No. 333-141734) filed with the Securities and Exchange Commission on March 30, 2007, as amended on Form SB-2/A on April 3, 2007 and further amended on Form SB-2/A on April 24, 2007.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as post-effective amendment number one to the Registration Statement on Form S-1 (No. 333-152272) initially filed with the Securities and Exchange Commission on July 11, 2008 as amended on July 29, 2008.

This Post-Effective Amendment on Form S-3 is being filed to convert the Registration Statements on Form SB-2 (No. 333-141734) and Form S-1 (No. 333-152272) into a Registration Statement on Form S-3 and contains an updated prospectus relating to the offering and sale of the common stock remaining available for issuance under the Registration Statement.  This Post-Effective Amendment amends and restates the information contained in the Registration Statement under the headings contained herein.

The Registrant previously paid a registration fee of $207.71 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-141734) filed with the Securities and Exchange Commission on March 30, 2007, to register the 3,758,823 shares of our common stock, of which 1,350,135 are to be offered for resale under this Registration Statement.  The Registrant previously paid a registration fee of $540.08 in connection with the filing of the initial registration statement on Form S-1 (No. 333-152272) initially filed with the Securities and Exchange Commission on July 11, 2008, to register 6,450,000 shares of common stock, of which 5,487,500 are to be offered for resale under this Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated February [  ], 2010

Prospectus

CHINA PHARMA HOLDINGS, INC.

6,837,635 Shares of Common Stock

This prospectus relates to the resale of up to 6,837,635 shares of our common stock, which includes 2,285,292 shares of our common stock issuable upon exercise of warrants, by the selling stockholders named in this prospectus.

This offering is not being underwritten.

The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions.  Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under the “Selling Stockholders” and “Plan of Distribution” sections in this prospectus.  We will not receive any of the proceeds from the sale of common stock under this prospectus.  We may receive proceeds from the exercise price of the warrants if they are exercised by the selling stockholders.

Our common stock is listed on the NYSE AMEX (formerly known as the American Stock Exchange) under the trading symbol “CPHI”.  On February 1, 2010, the closing bid for our common stock as reported on the NYSE AMEX was $3.48 per share.  As of February 1, 2010 we had 43,393,644 shares of common stock issued and outstanding.

Investing in our securities involves risk. You should carefully consider the risk factors beginning on page  2 of this prospectus before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2010

Table of Contents

ABOUT THIS PROSPECTUS	1
ABOUT OUR COMPANY	1
NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
RISK FACTORS	2
USE OF PROCEEDS	2
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	6
DESCRIPTION OF OUR CAPITAL STOCK	7
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	10

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus constitutes part of the registration statement of Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling shareholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated in this prospectus or the context otherwise requires, references to “we”, “us”, “China Pharma”, “the Company” or “our Company” refer to China Pharma Holdings, Inc. and its wholly owned subsidiaries.

ABOUT OUR COMPANY

China Pharma Holdings, Inc. (formerly, TS Electronics, Inc. and prior thereto, Softstone, Inc.) was incorporated on January 28, 1999, pursuant to the provisions of the General Corporation Act of the State of Delaware. On May 31, 1999, we merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to our Company’s business. Our initial business operations were conducted at 620 Dallas Drive, Denton TX, 76205. On February 1, 2000, we moved our offices and facilities to Ardmore, OK. In June 2002, we moved our office facilities to Pottsboro, TX. On August 13, 2003, we changed our name to TS Electronics, Inc. On March 15, 2006, we changed our name from TS Electronics, Inc. to China Pharma Holdings, Inc.

On October 19, 2005 we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Onny Investment Limited (“Onny”), a British Virgin Islands company, and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from its original stockholders in exchange for 27,499,940 shares of our common stock. Upon the closing of the exchange transaction (the “Exchange Transaction”), Onny became the wholly owned subsidiary of our Company.

Hainan Helpson Medical & Biotechnology Co., Ltd. (“Helpson”) is a foreign-invested enterprise established in Haikou, Hainan Province, People’s Republic of China (“PRC”) on February 25, 1993. On May 25, 2005, Onny acquired all the equity interests in Helpson in exchange for the assumption of obligations to make cash payments to the Helpson shareholders in the form of common stock dividends from Helpson of $4,154,041, the assumption of $4,646,409 of other liabilities and the issuance of non-interest bearing promissory notes totaling $3,413,265 payable three months after Helpson obtains a business license in the PRC as a wholly foreign owned enterprise. Effective on June 21, 2005, Onny became the sole stockholder of Helpson, which became a wholly foreign owned enterprise as defined by PRC law. As of July 4, 2006, Helpson increased its registered capital from RMB 28,000,000 (approximately US$4,101,302) to RMB 60,000,000 (approximately US$8,788,505) and changed its registered address from Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China to C09-2, Haikou Bonded Zone, Haikou, Hainan Province, PRC.

Helpson's primary business is the manufacturing, marketing and sales of pharmaceuticals and nutritional supplements. Helpson manufactures and markets products in three major categories: biochemical products, health products and cosmetics. At present, Helpson is manufacturing or ready to manufacture a total of 20 kinds of pharmaceutical products.

Helpson positions itself as a specialty pharmaceutical company with rapidly growing profit that develops, manufactures, and markets treatments for a wide range of high incidence and high mortality conditions in China, including cardio and cerebrovascular diseases, Central Nervous System (CNS) disease, infectious disease, and hepatitis. Helpson's cost-effective, high margin business model is driven by market demand and supported by 8 scalable GMP-certified production lines covering the major dosage forms. In addition, Helpson has a broad and expanding distribution network across 30 Chinese provinces, municipalities and autonomous regions.

Executive Offices

Our principal executive offices are located at 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, PRC. Our telephone number at that address is 0086-898-66811730.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-3 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate”, “expect”, “intend”, “plan”, “will”, “the Company believes”, “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

 RISK FACTORS

 Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended on Form 10-K/A, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the selling stockholders would pay us the exercise price of the warrants. The cash exercise price of the warrants ranges from $2.38 to $3.60 per share of our common stock, subject to adjustment as set forth in the warrants. Some warrants are exercisable on a cashless basis under certain conditions set forth in those warrants. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling stockholders upon any exercise of the warrants. Instead, the selling stockholders would satisfy their obligation to pay the exercise price through a formula-based transfer of warrant shares to us.

The selling stockholders will pay any commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our auditors.

 SELLING STOCKHOLDERS

The following table sets forth certain information concerning the resale of the shares of common stock by the Selling Stockholders.  Unless otherwise described below, to our knowledge, no selling shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  Unless otherwise described below, the Selling Stockholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended.

We do not know how long the selling stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the resale shares.  The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below.  Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Stockholders upon termination of sales pursuant to this prospectus.  In addition, the Selling Shareholder identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. Individual beneficial ownership of the Selling Stockholders also includes shares of common stock that a person has the right to acquire within 60 days from January 18, 2010.  See “Description of Securities –Warrants.”

Percentage of beneficial ownership is based on 42,675,997 shares of our common stock outstanding as of January 18, 2010. Unless otherwise indicated, the Selling Stockholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Beneficially Owned After Offering	Percentage Ownership After Offering ‡
Pope Investments LLC (1)	600,000	500,000	100,000	*
Pope Investments II LLC (2)	1,900,000	1,750,000	150,000	*
Guerrilla Partners, LP (3)	975,683	503,418	472,265	1.10%
Hua-Mei 21st Century Partners, LP (4)	1,757,623	1,157,793	599,830	1.40%
Guerrilla IRA Partners, LP (5)	9,375	9,375	0	*
Lake Street Fund, L.P. (6)	781,250	781,250	0	*
Gregory Cook Wedbush Morgan Sec Inc. CTDN/ IRA Contributory 1/16/02 (7)	15,625	15,625	0	*
Fred L. Astman Wedbush Securities Inc Cust/ IRA R/O Holding 10/13/92 (8)	375,000	375,000	0	*
Joseph Anthony Cardaropoli Wedbush Morgan Securities CTDN/ IRA Rollover 1/12/06 (9)	15,625	15,625	0	*
John Peter Selda Wedbush Morgan Securities Inc. CTDN/ IRA Contributory 08/27/96 (10)	62,500	62,500	0	*

Heller Capital Investments, LLC (11)	50,000	50,000	0	*
Chestnut Ridge Partners, LP (12)	37,500	37,500	0	*
Kensington Partners, L.P. (13)	464,865	464,865	0	*
Bald Eagle Fund, Ltd. (14)	22,635	22,635	0	*
Straus Partners, L.P. (15)	514,817	112,500	402,317	*
Straus-GEPT Partners, L.P. (16)	342,809	75,000	267,809	*
Sandor Capital Master Fund, L.P. (17)	12,500	12,500	0	*
MidSouth Investor Fund LP (18)	496,490	62,500	433,990	1.02%
FirsTrust Group, Inc. (19)	150,000	150,000	0	*
Hayden Communications International, Inc. (20)	66,666	50,000	16,666	*
Squires Family LP (21)	200,000	100,000	100,000	*
Whitebox Intermarket Partners L.P.(22)	147,058	147,058	0	*
Whitebox combined Fund Partners, LP (23)	333,155	38,373	294,782	*
Crestview Capital Master, LLC (24)	117,647	117,647	0	*
Silver Rock I, Ltd (25)	50,000	50,000	0	*
Option Opportunities Corp. (26)	117,647	117,647	0	*
Topwin Trading (H.K.) Company Limited. (27)	29,412	29,412	0	*
Iroquois Master Fund, Ltd. (28)	29,412	29,412	0	*
Total	9,675,294	6,837,635	2,837,659

*Calculated based on Rule 13(d)-3(d)(1)(i) of the Exchange Act using 42,675,997 shares of common stock outstanding as of January 18, 2010.  In calculating each respective selling security holder’s percentage, we did not assume the issuance of any other shares issuable upon exercise of outstanding warrants except for those underlying the holder’s own derivative securities.

‡Less than 1%.

(1)

Includes (a) 100,000 shares of our common stock; and (b ) 500,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. William P. Wells has the voting and investment powers over the shares held by Pope Investments LLC.

(2)	Includes 1,900,000 shares of our common stock. William P. Wells has the voting and investment powers over the shares held by Pope Investments II LLC.
(3)

Includes (a) 733,294 shares of our common stock; (b) 120 ,514 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share, 83,750 shares of which were acquired from Halter Pope USX China Fund on January 20, 2010; and (c) 121,875 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Peter Siris and Leigh S. Curry have the voting and investment powers over shares held by Guerrilla Partners, LP.

(4)

Includes (a) 1,423,359 shares of our common stock; (b) 146,764 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share, 110,000 shares of which were acquired from Halter Pope USX China Fund on January 20, 2010; and (c) 187,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Peter Siris and Leigh S. Curry have the voting and investment powers over shares held by Hua-Mei 21 st Century Partners, LP.

(5)

Includes (a) 6,250 shares of our common stock issuable upon exercise of warrants with an exercise price of $2. 38 per share which were acquired from Halter Pope USX China Fund on January 20, 2010; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Peter Siris and Leigh S. Curry have the voting and investment powers over shares held by Guerrilla IRA Partners, LP.

(6)

Includes (a) 625,000 shares of our common stock; and (b) 156,250 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Scott W. Hood and Fred Astman have shared voting and investment powers over shares held by Lake Street Fund, L.P.

(7)

Includes (a) 12,500 shares of our common stock; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Gregory Cook has the voting and investment powers over shares held by Gregory Cook Wedbush Morgan Sec Inc. CTDN/ IRA Contributory 1/16/02.

(8)

Includes (a) 300,000 shares of our common stock; and (b) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Fred L. Astman has the voting and investment powers over shares held by Fred L. Astman Wedbush Securities Inc Cust/ IRA R/O Holding 10/13/92.

(9)

Includes (a) 12,500 shares of our common stock; and (b) 3,125 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Joseph Anthony Cardaropoli has the voting and investment powers over shares held by Joseph Anthony Cardaropoli Wedbush Morgan Securities CTDN/ IRA R ollover 1/12/ 06

(10)

Includes (a) 50,000 shares of our common stock; and (b) 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. John Peter Selda has the voting and investment powers over shares held by John Peter Selda Wedbush Morgan Securities Inc. CTDN/ IRA Contributory 08/27/96.

(11)

Includes 50,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share . Ronald I. Heller has the voting and investment powers over shares held by Heller Capital Investments, LLC.

(12)

Includes 37,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share . Kenneth Pasternak has the voting and investment powers over shares held by Chestnut Ridge Partners, LP.

(13)

Includes (a) 333,660 shares of our common stock; (b) 95,580 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share; and (c ) 35,625 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Richard Keim has the voting and investment powers over shares held by Kensington Partners , L.P.

(14)

Includes (a) 16,340 shares of our common stock; (b) 4,420 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share; and ( c) 1,875 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Richard Keim has the voting and investment powers over shares held by Bald Eagle Fund, Ltd.

(15)

Includes (a) 492,317 shares of our common stock; and (b) 22,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Melville Straus has the voting and investment powers over shares held by Straus Partners, L .P.

(16)

Includes (a) 327,809 shares of our common stock; and (b) 15,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Melville Straus has the voting and investment powers over shares held by Straus-GEPT Partners, L.P.

(17)

Includes 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. John S. Lemak has the voting and investment powers over shares held by Sandor Capital Master Fund, L.P.

(18)

Includes (a) 483,990 shares of our common stock; and ( b) 12,500 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share. Lyman O. Heidtke has the voting and investment powers over shares held by MidSouth Investor Fund LP.

(19)

Includes (a) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.80 per share and (b) 75,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.60 per share. FirsTrust Group, Inc. received the warrants as part of the compensation for the management consulting and advisory services provided to us by its wholly owned subsidiary, FirsTrust China Ltd. Jian Ke has the voting and investment powers over shares held by FirsTrust Group, Inc.

(20)

Includes (a) 33,333 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.00 per share and (b) 33 ,333 shares of our common stock issuable upon exercise of warrants with an exercise price of $3.50 per share. Hayden Communications International, Inc. received the warrants as part of the compensation for its consulting services. Matthew Hayden has the voting and investment powers over shares held by Hayden Communications International, Inc.

(21)	Includes 200,000 shares of our common stock. Richard D. Squires has the voting and investment powers over shares held by Squires Family LP.
(22)

Includes 147,058 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share. Andrew J. Redleaf has the voting and investment powers over shares held by Whitebox Intermarket Partners L.P.

(23)	Includes 333,155 shares of our common stock. Andrew J. Redleaf has the voting and investment powers over shares held by Whitebox combined Fund Partners, LP.
(24)	Includes 117,647 shares of our common stock. Daniel Warsh has the voting and investment powers over shares held by Crestview Capital Master, LLC.
(25)

Includes 50,000 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share. Rima Salam has the voting and investment powers over shares held by Silver Rock I, Ltd.

(26)

Includes 117,647 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share. Daniel Warsh has the voting and investment powers over shares held by Option Opportunities Corp.

(27)	Includes 29,412 shares of our common stock. Fang Xuyuan has the voting and investment powers over shares held by Topwin Trading (H.K.) Company Limited.
(28)

Includes 29,412 shares of our common stock issuable upon exercise of warrants with an exercise price of $2.38 per share. Joshua Silverman has the voting and investment powers over shares held by Iroquois Master Fund, Ltd.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Stockholders. The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holders may use any one or more of the following methods when disposing of shares:

•

transactions on NYSE AMEX or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended if available, rather than under this prospectus.  The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part.  In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.  We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus.  However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

 DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital consists of 60,000,000 shares of common stock, $0.001 par value per share.  As of January 27, 2010, there were 42,793,644 shares of our common stock issued and outstanding.

Common Stock

We are authorized to issue up to 60,000,000 shares of Common Stock, par value US$.001 per share, of which 42,793,644 were issued and outstanding as of January 27, 2010.

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.  Each share shall be entitled to the same dividend.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Warrants

Warrants Issued in 2007 Private Placement

On February 1, 2007, we completed an offering pursuant to a Subscription and Registration Rights Agreement with 17 accredited investors in connection with a private placement of 2,505,882 shares of the Company's common stock at $1.7 per share (“2007 Private Placement”). In the 2007 Private Placement, the investors also received three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock at $2.38 per share. Those warrants expire at 5 p.m. New York Time on February 1, 2010 (“Expiration Time”). The warrant holders have exercised warrants to purchase an aggregate of 1,164,704 shares of the Company’s common stock (with the fractional shares eliminated) till the Expiration Time. The remaining warrants to purchase 88,235 shares of the Company’s common stock expired on the Expiration Time.

Warrants Issued in 2008 Private Placement

In May 2008, the Company completed an offering of units priced at $2.00 per unit consisting of one share of the Company’s common stock and a warrant to purchase one-quarter of a share of the Company’s common stock with an exercise price of $2.80 per share (“2008 Private Placement”). Those warrants expire at 6:30 p.m. New York Time on May 27, 2011. In the 2008 Private Placement, the Company issued three-year warrants to purchase an aggregate of 1,250,000 shares of Company's common stock to 17 accredited investors. In addition, the placement agent in the transaction was issued three-year warrants to purchase 300,000 shares of common stock at an exercise price of $2.98 per share.  All the warrants issued in the 2008 Private Placement remain unexercised till February 1, 2010.

Warrants Issued as Equity Compensation

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company’s common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company’s common stock at $3.60 per share. The warrants expire at 6:30 p.m. New York Time on June 24, 2011. The Company issued the above warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.).

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.50 per share. The warrants expire at 6:30 p.m. New York Time on June 24, 2011. The Company issued the above warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc.

On December 24, 2008, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 8,333 shares of the Company's common stock at $3.0 per share and three-year warrants to purchase 8,333 shares of the Company's common stock at $3.5 per share. The warrants may be exercised at any time and from time to time from and after January 2, 2009 through and including January 1, 2012. The Company issued these warrants as part of the equity compensation under the Investor Relations Consulting Agreement, which was terminated by the Company in August 2008.

Delaware Anti-Takeover Law

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring, or discouraging another person from acquiring control of us.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging, under limited circumstances, in a business combination, which includes a merger or sale of more than 10 percent of the corporation’s assets, with any interested stockholder, which is a stockholder who owns 15 percent or more of the corporation’s outstanding voting stock, as well as affiliates and associates of stockholders, for three years following the date that the stockholder became an interested stockholder unless:

•the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced; or

•on or after the date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay mergers or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Transfer Agent

The transfer agent for our common stock and preferred stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco Texas 75034.

Certain Effects of Authorized but Unissued Stock

As of January 27, 2010, we had 17,206,356  shares of Common Stock remaining authorized but unissued.  Authorized but unissued shares of Common Stock may be issued without shareholder approval.  Your percentage of ownership in us will be diluted if and when we authorize and issue these additional shares.

LEGAL MATTERS

The validity of the of the common stock being offered hereby has been passed upon for us by King & Wood LLP, California with respect to the remaining shares.

EXPERTS

The consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007 and for the years then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance upon the report of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 17, 2009 and amended by Form 10-K/A filed on June 24, 2009;

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on March 31, 2008, amended by Form 10-KSB/A filed on March 12, 2009, and amended by Form 10-K/A filed on June 24, 2009 ;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 10, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 11, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 14, 2009 and amended by the Form 10-Q/A filed on June 24, 2009;

•

Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed on November 6, 2008, amended by the Form 10-Q/A filed on March 12, 2009, and amended by the Form 10-Q/A filed on June 24, 2009;

•

Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 200 8, filed on August 5, 2008, amended by the Form 10-Q/A filed on March 12, 2009, and amended by the Form 10-Q/A filed on June 24, 2009;

•

Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 200 8, filed on April 30, 2008, amended by the Form 10-Q/A filed on March 12 , 2009, and amended by the Form 10-Q/A filed on June 24, 2009;

•	Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 200 7, filed on November 14, 2007;

•	Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 200 7, filed on August 13, 2007;

•	Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007, filed on May 15, 2007;

•	Current Report on Form 8-K filed with the SEC on October 1, 2009;

•	Current Report on Form 8-K filed with the SEC on September 4, 2009;

•	Current Report on Form 8-K filed with the SEC on August 28, 2009;

•	Current Report on Form 8-K filed with the SEC on April 30, 2009;

•	Current Report on Form 8-K filed with the SEC on December 29, 2008;

•	Current Report on Form 8-K filed with the SEC on June 27, 2008;

•	Current Report on Form 8-K filed with the SEC on May 28, 2008;

•	Current Report on Form 8-K filed with the SEC on February 28, 2008;

•	Current Report on Form 8-K filed with the SEC on February 4, 2008;

•

The description of our common stock contained in the Registration Statement on Form 8-A12B filed pursuant to Section 12 of the Exchange Act on September 28, 2009, including any amendment or report filed with the Commission for the purpose of updating this description ; and

•

All of our filings made with the Securities and Exchange Commission pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at China Pharma Holdings, Inc., 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China, or calling us at 86-10-898-66811730.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$747.79
Legal Fees and Expenses *	60,000
Accounting Fees and Expenses *	50,000
Printing and miscellaneous Expenses*	6,000
Total	$116,747.79

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits our board of directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

We have adopted provisions in our certificate of incorporation, as amended, and amended and restated bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, and against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of the company.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officer, employees or agents in which indemnification would be required or permitted. We believe provisions in our amended and restated certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

In any underwriting agreement we enter into in connection with the sale of common stock and warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit
Number	Description of Document

3.1	Certificate of Incorporation of Softstone, Inc. (incorporated by reference to our Current Report on Form 8-K filed on August 8, 2001)

3.2	Certificate of Amendment of Certificate of Incorporation of Softstone, Inc. (incorporated by reference to our report on Form 8K filled on August 18, 200 3)

3.3	Certificate of Amendment of Certificate of Incorporation of TS Electronics, Inc. (incorporated by reference to our report on Form DEF 14C filled on March 28, 2006)

3.4	Amended and Restated By-laws (incorporated by reference to our report on Form PRE 14C filled on June 27, 2008)

4.1	Subscription and Registration Rights Agreement among China Pharma Holdings, Inc. and 17 investors (incorporated by reference to our current report on Form 8-K filed on February 6, 2007)

4.2	Form of Class A Warrant (incorporated by reference to our current report on Form 8-K filed on February 6, 2007)

4.3	Securities Purchase Agreement, dated May 27, 2008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)

4.4	Registration Rights Agreement, dated May 27, 20008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)

4.5	Form of Warrant, dated May 27, 2008 (incorporated by reference to our current report on Form 8-K filed on May 28, 200 8)

4.6	Forms of Warrant issued to FirsTrust Group Inc., dated June 24, 2008 (incorporated by reference to our current report on Form 8-K filed on June 27, 200 8)

4.7	Forms of Warrant issued to Hayden Communications International, Inc., dated June 24, 2008 (incorporated by reference to our current report on Form 8-K filed on June 27, 2008)

4.8	Forms of Warrant issued to Hayden Communications International, Inc., dated December 24, 2008 (incorporated by reference to our current report on Form 8-K filed on December 29 , 2008)

5.1 (1)	Opinion of King & Wood LLP as to the legality of the securities being registered.

23.1	Consent of King & Wood LLP (included in Exhibit 5.1).

23.2	Consent of Hansen, Barnett & Maxwell, an independent registered accounting firm.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.
(1)

Incorporated by reference to Exhibit 5.1 to Form SB-2 (No. 333-141734) filed with Securities and Exchange Commission on March 30, 2007, and Exhibit 5.1 to Form S-1 (No. 333-152272) filed with Securities and Exchange Commission on July 11, 2008.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hainan, PRC on February 3, 2010.

China Pharma Holdings, Inc.

By:	/s/ Zhilin Li
Name:	Zhilin Li
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: February 3, 2010	By:	/s/ Zhilin Li
Name: Zhilin Li
Title: President, Chief Executive Officer and Director (Principal Executive Officer)
Dated: February 3, 2010	By:	/s/ Frank Waung
Name: Frank Waung
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: February 3, 2010	By:	/s/ Heung Mei Tsui
Name: Heung Mei Tsui
Title: Director

Dated: February 3, 2010	By:	/s/ Gene Michael Bennett
Name: Gene Michael Bennett
Title: Independent Director

Dated: February 3, 2010	By:	/s/ Yingwen Zhang
Name: Yingwen Zhang
Title: Independent Director

Dated: February 3, 2010	By:	/s/ Baowen Dong
Name: Baowen Dong
Title: Independent Director